Exhibit 10.22
2007 Salaried Employee Bonus Plan
Corporate — All employees (except Sales Account Managers)
All salaried employees (except Sales Account Managers) are eligible for a bonus based on the performance of the company as a whole.
Eligibility
•	Participants must have been a full-time employee by July 1, 2007 and remain an employee continuously for the remainder of the year in order to be eligible. Employees starting after January 1 but before July 1 will receive a pro rata portion of their bonus based on their actual pay received. Employees who voluntarily terminate their employment after December 31, 2007, but prior to the bonus payout, will not receive a bonus payout.

•	Payouts will be made no later than March 15, 2008.
Percent of Pay Opportunity
•	Employees are eligible to participate in the bonus pool at the following percent of base salary:
o	CEO — 21%

o	Officers — 18%

o	Directors — 15%

o	Managers with supervisory responsibility — 12%

o	All salaried employees except Managers with supervisory responsibilities or above — 9%
2007 Salaried Employee Bonus Plan Description
•	The Company must meet minimum requirements as set by the external budget as approved by the Board of Director’s to be eligible for any form of payout.

•	See table below for bonus earnings potential:

	Earnings	% of Bonus
Plan	before taxes	Earned
External	$3,150,000
Add back:
Duplicate rent	500,000
Litigation expenses	325,000
Training expense	25,000

Adjusted EBT (minimum)	4,000,000	50%	Minimum level

Additional revenue	2,000,000

Additional COS	(1,160,000)	Assumes a 42% margin
No increase in operating expenses

Adjusted EBT (maximum)	4,840,000	100%	Maximum level

•	The above table will be pro-rated, performance will be measured between the two levels noted.
•	Any increase in the bonus accrual will be included in the determination of Adjusted EBT, prior to calculation of the bonus performance.
Discretionary Portion
•	If the Company does not generate the minimum $4,000,000 of Adjusted Earnings before taxes, the Compensation Committee, in its sole discretion, can award a bonus of 3-5% per employee (depending on level) for the Salaried Employee Bonus Plan. The allocation of the discretionary awards may vary among individuals as determined by the Board.
•	The Company must generate at least $2,500,000 of Earnings before taxes before the Compensation Committee can elect to give out any discretionary bonus amounts.

2007 Executive “Over-Bonus” Plan
The CEO and Vice-Presidents are eligible for an “Over-Bonus” based on the performance of the company that exceeds the 2007 Salaried Employee Bonus Plan.
Eligibility
•	Participants must have been a full-time employee by July 1, 2007 and remain an employee continuously for the remainder of the year in order to be eligible. Employees starting after January 1 but before July 1 will receive a pro rata portion of their bonus based on their actual pay received. Employees who voluntarily terminate their employment after December 31, 2007, but prior to the bonus payout, will not receive a bonus payout.
•	Payouts will be made no later than March 15, 2008.
Percent of Pay Opportunity
•	Employees are eligible to participate in the over bonus pool up to 10% of the salary that is in effect on December 31, 2006, at the following percent of base salary. Amounts will be pro-rated if the employee was not employed for the entire year.
2007 Over Bonus Plan Description
•	The Company must meet minimum requirements as set by the internal budget as approved by the Compensation Committee to be eligible for any form of “over-bonus” payout.
•	See table below for bonus earnings potential:

	Earnings	% of Bonus
Plan	before taxes	Earned

Internal — 100%	$4,840,000	100%

Additional revenue	2,000,000
Additional COS	(1,160,000)
Adjustments will be made for any increase in operating expenses

		10% of	Maximum
Adjusted EBT (maximum)	$5,680,000	salary	“Over-Bonus”

•	The above table will be pro-rated, performance will be measured between the two levels noted.
•	Any increase in the bonus payable due to this over bonus provision will be included in the determination of adjusted earnings before tax, prior to calculation of the “over-bonus” payout.